                                                                  Exhibit 99 (i)


         I, Carl E. Sassano, the Chief Executive Officer of Transcat, Inc., certify that (i) the 10-Q for the quarterly period ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the 10-Q for the quarterly period ended December 31, 2002 fairly presents, in all material respects, the financial condition and results of operations of Transcat, Inc.


                                      /s/  Carl E. Sassano
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                                      Carl E. Sassano, Chief Executive Officer

                                      Date: February 12, 2003
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